UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 26, 2007

SMURFIT-STONE CONTAINER ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-03439	36-2041256
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

150 North Michigan Avenue
Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act.

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.                                          Entry Into a Definitive Material Agreement.

Indenture for 8.000% Senior Notes due 2017

On March 26, 2007, Smurfit-Stone Container Enterprises, Inc. (the “Company”), a wholly owned subsidiary of Smurfit-Stone Container Corporation, completed the issuance of $675 million aggregate principal amount of its 8.000% Senior Notes due 2017 (the “8.000% Senior Notes”) under an Indenture dated as of March 26, 2007 (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as Trustee. The 8.000% Senior Notes were offered and sold to the initial purchasers thereof without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions therefrom. The net proceeds from the sale of the 8.000% Senior Notes were used to fund the purchase of the Company’s 9 3/4% Senior Notes due 2011 (the “9 3/4% Senior Notes”) tendered in a cash tender offer and consent solicitation by the Company for any and all of its outstanding 9¾% Senior Notes.

The 8.000% Senior Notes are unsecured, rank equal in right of payment to all existing and future unsecured and unsubordinated indebtedness of the Company and are not guaranteed.  The 8.000% Senior Notes are redeemable by the Company beginning on March 15, 2012. The initial redemption price is 104% of their principal amount, plus accrued interest. The redemption price will decline each year after 2012, and beginning on March 15, 2015 will be 100% of the principal amount, plus accrued and unpaid interest. In addition, at any time prior to March 15, 2010, the Company may redeem up to 35% of the aggregate principal amount of such notes outstanding with the proceeds of certain sales of capital stock or equivalent interests at a redemption price equal to 108% of their principal amount, plus accrued interest to the redemption date.  The Company may make such redemption only if, after any such redemption, at least 65% of the aggregate principal amount of notes originally issued under the Indenture remains outstanding. Upon a “change of control” (as defined in the Indenture), the Company will be required to make an offer to purchase the 8.000% Senior Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of purchase.

The Indenture contains covenants which, among other things, limit the ability of the Company to incur additional indebtedness; pay dividends and make distributions in respect of its capital stock; make investments or certain other restricted payments; restrict the ability of subsidiaries to pay dividends or make other payments; issue or sell stock of certain subsidiaries; guarantee indebtedness; enter into transactions with stockholders and affiliates; create liens; engage in sale-leaseback transactions; sell assets; engage in certain unrelated business activities; and consolidate or merge.  These covenants are subject to a number of limitations and exceptions as set forth in the Indenture.

The Indenture contains events of default with respect to the failure by the Company to:  (a) pay interest on the 8.000% Senior Notes when due, which failure continues for 30 days; (b) pay the principal of, or premium, if any, on the 8.000% Senior Notes when due at maturity or upon acceleration; (c) comply with provisions applicable to mergers, consolidations and transfers of all or substantially all of its assets or its obligation to repurchase the 8.000% Senior Notes upon a change of control; (d) subject to certain exceptions, perform any other covenants or agreements in the Indenture, which failure continues for 45 days after written notice by the Trustee or holders of 25% or more of the 8.000% Senior Notes; and (e) discharge any final judgments or orders not covered by insurance for the payment of money in excess of an aggregate $40 million against the Company or any “Significant Subsidiary” (as defined in the Indenture) and which shall not be paid or discharged or subject to a stay of enforcement within 60 consecutive days following entry of the final judgment or order that causes the aggregate amount to exceed $40 million.  The Indenture also contains events of default with respect to the occurrence of (a) an event of default or failure to make a principal payment at the final fixed maturity under other indebtedness of the Company or any of its Significant Subsidiaries with aggregate outstanding principal of at least $40 million, the payment of which, in the case of an event of default, has not been discharged in full or has been accelerated and not rescinded within 30 days of acceleration or, in the case of the failure to pay at final maturity, has not been made, waived or extended within 30 days of such payment default, and (b) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary.

If an event of default (other than certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary) occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the 8.000% Senior Notes then outstanding, by written notice to the Company (and to the Trustee if the holders provide such notice) may declare the principal of, premium, if any, and accrued interest on the 8.000% Senior Notes to be immediately due and payable. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the 8.000% Senior Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. The Indenture also provides for the waiver of past defaults and rescission of declarations of acceleration under certain circumstances.

Registration Rights Agreement

Under the terms of a Registration Rights Agreement dated as of March 26, 2007, the Company has agreed to consummate an exchange offer pursuant to which the Company would exchange registered notes having terms identical in all material respects to the 8.000% Senior Notes pursuant to an effective registration statement or cause resales of the notes to be registered under the Securities Act. If these events have not occurred on or prior to September 26, 2007, the interest rate on the 8.000% Senior Notes will increase by 0.5%.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this Current Report on Form 8-K.

Item 3.03.                                          Material Modification to Rights of Security Holders.

Supplemental Indenture for 9 3/4% Senior Notes due 2011

On March 12, 2007, the Company commenced an offer to purchase for cash (the “Tender Offer”) any and all of its outstanding 9 3/4% Senior Notes. In connection with the Tender Offer, the Company solicited consents (the “Consent Solicitation”) to certain proposed amendments to the 9 3/4% Senior Notes and to the Indenture dated as of January 25, 2001, as amended or supplemented from time to time (the “2001 Indenture”), between the Company and The Bank of New York, as Trustee, pursuant to which the 9 3/4% Senior Notes were issued. The principal purpose of the proposed amendments was to eliminate substantially all of the restrictive covenants and certain events of default provisions in the 2001 Indenture.

The requisite consents to amend the 2001 Indenture were received prior to the expiration of the early tender date under the Tender Offer and Consent Solicitation at 5:00 p.m., New York City time, on March 23, 2007. The proposed amendments were then effected through the execution of a First Supplemental Indenture dated as of March 23, 2007 (the “Supplemental Indenture”), between the Company and The Bank of New York Trust Company, N.A., as Trustee. The Supplemental Indenture

was to become effective only if and when the Company accepted for purchase for the 9 3/4% Senior Notes tendered in the Tender Offer prior to the early tender date and upon execution of the Supplemental Indenture.  On March 26, 2007, the Company accepted and paid for the 9 3/4% Senior Notes tendered in the Tender Offer and executed and delivered the Supplemental Indenture. In accordance with its terms, the Supplemental Indenture became operative on such date.

Item 9.01.              Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description of Exhibit

4.1(a)

Form of 8.000% Senior Notes due 2017 of Smurfit-Stone Container Enterprises, Inc. (“SSCE”) (incorporated by reference to Exhibit 4.1(a) of SSCE’s Registration Statement on Form S-4 (File No. 333-141630)).

4.1(b)

Indenture dated as of March 26, 2007, between SSCE and The Bank of New York Trust Company, N.A., as Trustee, relating to SSCE’s 8.000% Senior Notes due 2017 (incorporated by reference to Exhibit 4.1(b) of SSCE’s Registration Statement on Form S-4 (File No. 333-141630)).

4.2

First Supplemental Indenture dated as of March 23, 2007, between SSCE and The Bank of New York, as Trustee, relating to SSCE’s 9 3/4% Senior Notes due 2011 (incorporated by reference to Exhibit 4.2(c) of SSCE’s Registration Statement on Form S-4 (File No. 333-141630)).

4.3

Registration Rights Agreement, dated as of March 26, 2007, by and among SSCE and Deutsche Bank Securities Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co., Incorporated, UBS Securities LLC, BNY Capital Markets, Inc., Goldman, Sachs & Co., Scotia Capital (USA) Inc., SG Americas Securities, LLC and Wachovia Capital Markets, LLC (incorporated by reference to Exhibit 4.3 of SSCE’s Registration Statement on Form S-4 (File No. 333-141630)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2007
SMURFIT-STONE CONTAINER ENTERPRISES, INC.

	By:	/s/ Craig A. Hunt
	Name:	Craig A. Hunt
	Title:	Senior Vice President, Secretary, and General Counsel